      Exhibit 24

Power of Attorney
The undersigned hereby constitutes and appoints Jeremy Rossen the undersigned's true and lawful attorney-in-fact, with power of substitution, to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director and/or stockholder of j2 Global, Inc. (the
"Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules promulgated thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any amendment or amendments thereto, and file such form with the United States Securities and
Exchange Commission and any stock exchange or similar authority; and
(3) take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be necessary or appropriate in connection therewith, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such a form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on this 26th day of February, 2018.

/s/ Vivek Shah